EXHIBIT 99.1
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PRESS RELEASE
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                COOLSAVINGS REPORTS FIRST QUARTER 2003
                           FINANCIAL RESULTS


CHICAGO, Apr 28, 2003 (BUSINESS WIRE) -- CoolSavings, Inc. (OTC:BB:CSAV).


HIGHLIGHTS:

     -- 32% revenue growth for the quarter over same quarter of prior year;

     --    Achieved a net increase in cash for the quarter;

     -- Achieved milestone of 25 million registered members to the coolsavings.com service;

     -- Debuted three major new products: Ethnic Marketing, Profit Select 1.0 for soft offer marketers and Buy Anywhere for cross channel retailers


CoolSavings, Inc. (OTC:BB CSAV), an online direct marketing and media company that provides smarter solutions to connect marketers to their target consumers, today reported results for the first quarter ended
March 31, 2003. The Company demonstrated significant revenue gain quarter over quarter - a 32% increase in revenue over the same quarter of 2002. For the first quarter, the loss applicable to common stockholders was $1.4 million, or $0.04 per share, compared to the loss of $2.7 million, or $0.07 per share, reported for the same period of 2002. In addition, the Company reduced its loss from operations in the first quarter of 2003 to $0.8 million - a 64% improvement compared to the first quarter of 2002.


FIRST QUARTER FINANCIAL HIGHLIGHTS

Net revenues in the first quarter of 2003 were $7.6 million compared to $5.8 million in the same period of 2002. Gross profit in the first quarter was $6.8 million, or 90% of net revenues, compared to $4.8 million, or 83% of net revenues, in the first quarter of the prior year. The Company's total operating expenses in the quarter were $7.7 million, including charges for lease exit costs and asset impairment of $0.2 million and $0.1 million, respectively, compared to total operating expenses of $7.1 million in the first quarter of the prior year. The Company's loss from operations was $0.8 million for the first quarter of 2003 compared to a loss from operations of $2.3 million in the first quarter of 2002. This improvement is largely attributable to the significant increase in revenue over the same period of 2002, reflecting an increase in new member registrations and the number of revenue-producing actions initiated by members.

At March 31, 2003, the Company had cash and cash equivalents of $4.9 million compared to $4.9 million at December 31, 2002. Accounts receivable, net of allowances for doubtful accounts, were $4.7 million at March 31, 2003 compared to $4.9 million at the end of 2002. At the end of the first quarter of 2003, CoolSavings' current liabilities totaled $12.0 million compared to $11.9 million at the end of 2002.

MEMBERSHIP CONTINUES STEADY GROWTH

In the first quarter of 2003, the Company registered more than 2.1 million new members to the CoolSavings service, bringing its total membership to more than 25.8 million households. New member registrations for the first quarter of 2003 were the second largest in CoolSavings history, and representing a 7.6% increase over the same period in 2002. The Company's membership growth was fueled by continued aggressive online marketing and more attractive content from our advertisers. In the first quarter of 2003, CoolSavings was ranked as high as the #5 advertiser on the Internet based on consumer impressions, according to Nielsen NetRatings/AdRelevance(a).

The Company also reported continued growth in member activity in the first quarter of 2003, citing a Company best number of printable coupon clips, which increased 60% from the previous record set in the fourth quarter of 2002.


STRENGTH OF CORE SERVICES

Affirming the strength of its core service offerings and consumer membership base, in the first quarter of 2003 CoolSavings signed a number of leading consumer packaged goods (CPG) companies contracts nine months or longer in duration including Land O' Lakes, Unilever's Suave brand, Wyeth, GlaxoSmithKline, BlueBunny and 3M.

The Company also introduced new initiatives in the first quarter to enhance its core product offerings. In response to advertiser demand, CoolSavings debuted its Ethnic Marketing program, which segments consumers indicating an interest in receiving offers and information intended for a Hispanic, African-American or Asian-American audiences. Advertisers are able to deliver targeted offers and customized creative to any of these groups through the Company's core products, such as Printable Coupons, Lead Generation and Targeted E-mail, as well as newer offerings such as Direct Mail.

To increase the effectiveness of its Lead Generation product, the Company launched Lead Generation Profit Select, a new solution that uses analytic testing and modeling to enable companies to target online trial offers only to those consumers who have a high propensity to later purchase the advertiser's product or service. Profit Select is intended for membership clubs, publishers, subscription services and other companies that rely heavily on marketing through the use of free trial offers.

Available for use with a variety of its services, the Company's new Buy Anywhere marketing platform is designed specifically for cross-channel retailers to cater to today's consumer trend of purchasing across a company's stores, Web site, catalog and call center. With Buy Anywhere, consumers can easily redeem their promotion across various channels because the CoolSavings offer includes pertinent information such as store locations, a Web site link, or an 800-number to make a purchase or request a catalog. Such offers will be singled out to CoolSavings consumers through the colorful Buy Anywhere logo, which denotes the ability to take advantage of the offer at numerous retail channels.

"We are very pleased with our progress in the first quarter of the year," commented Matthew Moog, President and CEO of CoolSavings, Inc. "With our significant revenue growth and reduction of loss from operations, as well as the addition of quality, long-term advertisers, compelling membership growth and the strengthening of our core services, we are continuing the strong momentum we built in 2002."


BUSINESS OUTLOOK

The following statements are based on current expectations, are forward-looking and actual results may differ materially. See "Cautionary Note Regarding Forward-Looking Statements" below.

Although accurate forecasting of results is especially difficult in the current period, the Company expects 2003 revenue growth to exceed the 19% increase it experienced in 2002 and is targeting breakeven from its operations for 2003. Although there are many factors that are outside of the Company's control that may negatively impact its ability to achieve these forecasts, the Company believes they are reasonable if the economy remains consistent or improves.


ABOUT COOLSAVINGS

CoolSavings is an online direct marketing and media company that provides smarter solutions to help marketers reach their target consumers. Combining a broad distribution network, sophisticated analytics and proprietary technology with superior customer service, CoolSavings enables a wide variety of advertisers to identify and engage their best customers among its more than 25 million registered households.

  (a) As reported by the Nielson NetRatings/AdRelevance January 2003 report. The Company ranked #7 in the February 2003 report; data is not yet available for March 2003.

CoolSavings is a registered trademark of CoolSavings, Inc. Other product and company names herein may be trademarks of their respective owners.


CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this press release regarding CoolSavings' business that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the statements under "Business Outlook" and other statements regarding the Company's expectations, beliefs, hopes, intentions or strategies. Where possible, such forward-looking statements have been identified by use of words such as "target," "forecast," "believe," "expects," and similar expressions. Known and unknown risks, uncertainties and other factors, both general and specific to the matters discussed in this press release, may cause CoolSavings' actual results and performance to differ materially from the future results and performance expressed in, or implied by, such forward-looking statements. These risks, uncertainties, and other factors include, without limitation, the Company's ability to obtain additional debt and/or equity financing, the uncertainties related to CoolSavings' unproven business model in a rapidly evolving marketplace, and CoolSavings' ability to protect its patents, trademarks and propriety rights. For further discussion of some of the risks, uncertainties and other factors which could cause actual results and performance to differ from those expressed in, or implied by, the forward-looking statements, see "Risk Factors" in CoolSavings' Form 10-K for the year ended December 31, 2002, as filed with the SEC. Except as expressly required by the federal securities laws, CoolSavings undertakes no obligation to update or revise any forward-looking statements as a result of new information, future events or developments, changed circumstances, or any other reason.

                           COOLSAVINGS, INC.
                       STATEMENTS OF OPERATIONS
                              (Unaudited)
            (in thousands, except share and per share data)



                                                   For the
                                              Three Months Ended
                                           ------------------------
                                            March 31,     March 31,
                                              2003          2002
                                           ----------    ----------
Revenue:
  e-marketing services. . . . . . . . .    $    7,549    $    5,697
  License royalties . . . . . . . . . .            75            66
                                           ----------    ----------
Net revenues. . . . . . . . . . . . . .         7,624         5,763
Cost of revenues. . . . . . . . . . . .           788           984
                                           ----------    ----------
Gross profit. . . . . . . . . . . . . .         6,836         4,779
                                           ----------    ----------

Operating expenses:
  Sales and marketing . . . . . . . . .         4,395         3,495
  Product development . . . . . . . . .           754         1,072
  General and administrative. . . . . .         2,227         2,486
  Lease exit costs. . . . . . . . . . .           209         --
  Loss on asset impairment. . . . . . .            81         --
                                           ----------    ----------
Total operating expenses. . . . . . . .         7,666         7,053
                                           ----------    ----------

Loss from operations. . . . . . . . . .          (830)       (2,274)

Other income (expense):
  Interest and other income . . . . . .            19            14
  Interest expense. . . . . . . . . . .          (139)         (285)
                                           ----------    ----------
Total other income (expense). . . . . .          (120)         (271)
                                           ----------    ----------

Loss before income taxes. . . . . . . .          (950)       (2,545)
Income taxes. . . . . . . . . . . . . .         --            --
                                           ----------    ----------
Net loss. . . . . . . . . . . . . . . .          (950)       (2,545)

Cumulative dividend on Series B
  Preferred Stock . . . . . . . . . . .          (468)         (204)
                                           ----------    ----------
Loss applicable to common
  stockholders. . . . . . . . . . . . .    $   (1,418)   $   (2,749)
                                           ==========    ==========

Basic and diluted net loss per share. .    $    (0.04)   $    (0.07)
                                           ==========    ==========

Weighted average shares used in
  the calculation of basic and
  diluted net loss per share. . . . . .    39,093,660    39,093,660
                                           ==========    ==========


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